Exhibit 10 (tt)

PERVASIP CORP.
2010 EQUITY INCENTIVE PLAN

This Pervasip Corp. 2010 Equity Incentive Plan (the “Plan”) is established by Pervasip Corp., a New York corporation (the “Company”), effective as of April 21, 2010 (the “Effective Date”).  Capitalized terms not otherwise defined shall have the meanings set forth in Section 25.

1.           Purpose.  The Plan is intended to provide qualifying Employees (including officers and Directors), Independent Directors and Consultants with equity ownership in the Company, thereby strengthening their commitment to the success of the Company, promoting the identity of interests between the Company’s shareholders and such Employees, Independent Directors and Consultants and stimulating their efforts on behalf of the Company, and to assist the Company in attracting and retaining talented personnel.

2.           Scope of the Plan.  Subject to adjustment in accordance with Section 20, the total number of Shares for which grants under the Plan shall be available is 5,000,000.  If any Shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or for other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.  Shares awarded under the Plan may be treasury shares or newly-issued shares.

3.           Administration.

(a)           The Plan shall be administered by a Committee which shall consist of at least two or more members of the Board, all of whom, so long as the Company remains a Public Company, shall qualify as “non-employee directors” under Section (b)(3)(i) of Rule 16b-3.  The number of members of the Committee may from time to time be increased or decreased, and so long as the Company remains a Public Company, shall be subject to such conditions, as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect.

(b)           Subject to the express provisions of the Plan, the Committee has full and final authority and discretion as follows:

(i)           to determine when and to whom Awards should be granted and the terms, conditions and restrictions applicable to each Award, including, without limitation, (A) the exercise price of the Award, (B) the method of payment for Shares purchased upon the exercise of the Award, (C) the method of satisfaction of any tax withholding obligation arising in connection with the Award, (D) the timing, terms and conditions of the exercisability of the Award or the vesting of any Shares acquired upon the exercise thereof, (E) the time of the expiration of the vesting of any Shares acquired upon the exercise thereof, (F) the effect of the Grantee’s termination of employment or service with the Company on any of the foregoing, (G) all other terms, conditions and restrictions applicable to the Award or such Shares not inconsistent with the terms of the Plan, (H) the benefit payable under any SAR or Performance Share, and (I) whether or not specific Awards shall be identified with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

(ii)          to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of any Award) shall be forfeited and whether such Shares shall be held in escrow;

(iii)         to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

(iv)         to make, amend and rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, rules with respect to the exercisability and forfeitability of Awards upon the termination of employment or service of a Grantee;

(v)          to determine the terms, conditions and restrictions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan, except that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any change in applicable law;

(vi)         to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(vii)        to accelerate the exercisability of, and to accelerate or waive any or all of the terms, conditions and restrictions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a termination of employment (other than for Cause);

(viii)       subject to Section 6(c), to extend the time during which any Award or group of Awards may be exercised;

(ix)          to make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the Plan;

(x)           to impose such additional terms, conditions and restrictions upon the grant, exercise or retention of Awards as the Committee may, before or concurrent with the grant thereof, deem appropriate; and

(xi)          to take any other action with respect to any matters relating to the Plan for which it is responsible.

The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final.

4.           Indemnification and Reimbursement.  Service as a member of the Committee or any other duly appointed subcommittee shall constitute service as a Board member, and such members shall accordingly be entitled to full indemnification and reimbursement as Board members for their service as members of the Committee or any other duly appointed subcommittee.  No Committee or other duly appointed subcommittee member shall be liable for any act or omission made in good faith with respect to the Plan or any Award granted under the Plan.

5.           Eligibility.  The Committee may, in its discretion, grant Awards to any Eligible Person, whether or not he or she has previously received an Award, except in the case of an ISO, which can only be granted to an Employee of the Company or any Subsidiary.

6.           Conditions to Grants.

(a)           General Conditions.  Awards shall be evidenced by written Award Agreements specifying the number of Shares covered thereby, in such form as the Committee shall from time to time establish.  Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(i)           The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee;

(ii)          In the case of an Award of options, the Option Term shall under no circumstances extend more than ten (10) years after the Grant Date and shall be subject to earlier termination as herein provided; and

(iii)         Any terms and conditions of an Award not set forth in the Plan shall be set forth in the Award Agreement related to that Award.

(b)           Grant of Options.  No later than the Grant Date of any option, the Committee shall determine the Option Price of such option.  Subject to Section 6(c), the Option Price of an option may be the Fair Market Value of a Share on the Grant Date or may be less than or more than that Fair Market Value.  An option shall be exercisable for unrestricted Shares, unless the Award Agreement provides that it is exercisable for Restricted Shares.

(c)           Grant of ISOs.  At the time of the grant of any option, the Committee may, in its discretion, designate that such option shall be made subject to additional restrictions to permit the option to qualify as an “incentive stock option” under the requirements of Section 422 of the Code.  Any option designated as an ISO:

(i)           shall have an Option Price that is not less than the Fair Market Value of a Share on the Grant Date and, if granted to a Ten Percent Owner, have an Option Price that is not less than 110% of the Fair Market Value of a Share on the Grant Date;

(ii)          shall be for a period of not more than ten (10) years and, if granted to a Ten Percent Owner, not more than five (5) years, from the Grant Date and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(iii)         shall meet the limitations of this subparagraph 6(c)(iii).  If the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Grantee in any calendar year exceeds the limit determined in accordance with the provisions of Section 422 of the Code (the “Limit”) taking into account Shares subject to all ISOs granted by the Company that are held by the Grantee, the excess will be treated as nonqualified options.  To determine whether the Limit is exceeded, the Fair Market Value of Shares subject to options shall be determined as of the Grant Dates of the options.  In reducing the number of options treated as ISOs to meet the Limit, the most recently granted options will be reduced first.  If a reduction of simultaneously granted options is necessary to meet the Limit, the Committee may designate which Shares are to be treated as Shares acquired pursuant to an ISO;

(iv)         shall be granted within ten (10) years from the Effective Date;

(v)          shall require the Grantee to notify the Committee of any disposition of any Shares issued upon the exercise of the ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions, a “Disqualifying Disposition”), within ten (10) business days after such Disqualifying Disposition; and

(vi)         unless otherwise permitted by the Code, shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee, except that the Grantee may, in accordance with Section 7, designate in writing a beneficiary to exercise his or her ISOs after the Grantee’s death.

(d)           Grant of SARs.

(i)           When granted, SARs may, but need not, be identified with a specific option, specific Restricted Shares, or specific Performance Shares of the Grantee (including any option, Restricted Shares, or Performance Shares granted on or before the Grant Date of the SARs) in a number equal to or different from the number of SARs so granted.  If SARs are identified with Shares subject to an option, with Restricted Shares, or with Performance Shares, then, unless otherwise provided in the applicable Award Agreement, the Grantee’s associated SARs shall terminate upon (A) the expiration, termination, forfeiture, or cancellation of such option, Restricted Shares or Performance Shares, (B) the exercise of such option or Performance Shares, or (C) the date such Restricted Shares become nonforfeitable.

(ii)          The strike price (the “Strike Price”) of any SAR shall equal, for any SAR that is identified with an option, the Option Price of such option, or for any other SAR, one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such SAR, except that the Committee may (A) specify a higher Strike Price in the Award Agreement or (B) provide that the benefit payable upon exercise of any SAR shall not exceed such percentage of the Fair Market Value of a Share on such Grant Date as the Committee shall specify.

(e)           Grant of Performance Shares.

(i)	Before the grant of Performance Shares, the Committee shall:

(A)           determine objective performance goals, which may consist of any one or more of the following goals deemed appropriate by the Committee:  earnings (either in the aggregate or on a per share basis), operating income, cash flow, EBITDA (earnings before interest, taxes, depreciation and amortization), return on equity, indices related to EVA (economic value added), per share rate of return on the Common Stock (including dividends), general indices relative to levels of general customer service satisfaction, as measured through various randomly-generated customer service surveys, market share (in one or more markets), customer retention rates, market penetration rates, revenues, reductions in expense levels, the attainment by the Common Stock of a specified market value for a specified period of time, and any other object performance goal deemed appropriate by the Committee, in each case where applicable to be determined either on a company-wide basis, individual basis or in respect of any one or more business units, and the amount of compensation under the goals applicable to such grant;

(B)           designate a period for the measurement of the extent to which performance goals are attained, which may begin simultaneously with, prior to or following the Grant Date (the “Performance Period”); and

(C)           assign a performance percentage to each level of attainment of performance goals during the Performance Period, with the percentage applicable to minimum attainment being zero percent and the percentage applicable to maximum attainment to be determined by the Committee from time to time (the “Performance Percentage”).

(ii)          If a Grantee is promoted, demoted, or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines any one or more of the performance goals, Performance Period or Performance Percentage are no longer appropriate, the Committee may make any changes thereto as it deems appropriate in order to make them appropriate.

(iii)         When granted, Performance Shares may, but need not, be identified with Shares subject to a specific option, specific Restricted Shares or specific SARs of the Grantee granted under the Plan in a number equal to or different from the number of the Performance Shares so granted.  If Performance Shares are so identified, then, unless otherwise provided in the applicable Award Agreement, the Grantee’s associated Performance Shares shall terminate upon (A) the expiration, termination, forfeiture or cancellation of the option, Restricted Shares or SARs with which the Performance Shares are identified, (B) the exercise of such option or SARs, or (C) the date Restricted Shares become nonforfeitable.

(f)           Grant of Restricted Shares.

(i)           The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares, subject to the following sentence.  The Committee shall require the Grantee to pay at least the Minimum Consideration for each Restricted Share.  Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than ten (10) business days after the Grant Date.  In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 9.

(ii)          The Committee may, but need not, provide that all or any portion of a Grantee’s Restricted Shares, or Restricted Shares acquired upon exercise of an option, shall be forfeited:

(A)          except as otherwise specified in the Plan or the Award Agreement, upon the Grantee’s termination of employment within a specified time period after the Grant Date; or

(B)           if the Company or the Grantee does not achieve specified performance goals (if any) within a specified time period after the Grant Date and before the Grantee’s termination of employment; or

(C)           upon failure to satisfy such other conditions as the Committee may specify in the Award Agreement.

(iii)         If Restricted Shares are forfeited and the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (A) the amount paid by the Grantee for such Restricted Shares or (B) the Fair Market Value of the Restricted Shares on the date of forfeiture, which shall be paid to the Grantee in cash as soon as administratively practicable.  Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

(iv)         The Committee may provide that the certificates for any Restricted Shares (A) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited or (B) shall bear an appropriate legend restricting the transfer of such Restricted Shares.  If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be issued without such legend.

(v)          At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares.  Stock dividends or deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued.  The Committee may in its discretion provide for payment of interest on deferred cash dividends.

(g)           Grant of Compensatory Shares.  The Committee may grant Compensatory Shares to any Eligible Person.

7.           Non-Transferability.  An Award granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised during the Grantee’s lifetime only by the Grantee or his or her guardian or legal representative, except that, subject to Section 6(c) in respect of ISOs, a Grantee may, if permitted by the Committee, in its discretion, (a) designate in writing a beneficiary to exercise an Award after his or her death (if that designation has been received by the Company prior to the Grantee’s death) and (b) transfer the Award to one or more members of the Grantee’s Immediate Family or any other individuals or entities.

8.           Exercise.

(a)           Exercise of Options.

(i)           Subject to Section 6, each option shall become exercisable at such time or times as may be specified by the Committee from time to time in the applicable Award Agreement.

(ii)          An option shall be exercised by the delivery to the Company during the Option Term of (A) a written notice of intent to purchase a specific number of Shares subject to the option in accordance with the terms of the option by the person entitled to exercise the option and (B) payment in full of the Option Price of such specific number of Shares in accordance with Section 8(a)(iii).

(iii)         Payment of the Option Price may be made by any one or more of the following means:

(A)          cash, check, or wire transfer;

(B)           with the approval of the Committee, Mature Shares, valued at their Fair Market Value on the date of exercise;

(C)           with the approval of the Committee, Restricted Shares held by the Grantee for at least six (6) months prior to the exercise of the option, each such share valued at the Fair Market Value of a Share on the date of exercise;

(D)           so long as the Company remains a Public Company, in accordance with procedures previously approved by the Company, through the sale of the Shares acquired on exercise of the option through a bank or broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise; or

(E)           in the discretion of the Committee, payment may also be made in accordance with Section 9.

(F)           with the approval of the Committee, in any combination of the foregoing or such other manner determined by the Committee.

The Committee may in its discretion specify that, if any Restricted Shares are used to pay the Option Price (“Tendered Restricted Shares”), (A) all the Shares acquired on exercise of the option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the option or (B) a number of Shares acquired on exercise of the option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the option.

(b)           Exercise of SARs.

(i)           Subject to Section 6(d), (A) each SAR not identified with any other Award shall become exercisable at such time or times as may be specified by the Committee from time to time in the applicable Award Agreement and (B) except as otherwise provided in the applicable Award Agreement, each SAR which is identified with any other Award shall become exercisable as and to the extent that the option or Restricted Shares with which such SAR is identified may be exercised or becomes nonforfeitable, as the case may be.

             (ii)          SARs shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of SARs.  Unless otherwise provided in the applicable Award Agreement, the exercise of SARs that are identified with Shares subject to an option or Restricted Shares shall result in the cancellation or forfeiture of such option or Restricted Shares, as the case may be, to the extent of such exercise.

             (iii)         The benefit for each SAR exercised shall be equal to (A) the Fair Market Value of a Share on the date of such exercise, minus (B) the Strike Price specified in such SAR.  Such benefit shall be payable in cash, except that the Committee may provide in the Award Agreement that benefits may be paid wholly or partly in Shares.

(c)           Payment of Performance Shares.  Unless otherwise provided in the Award Agreement with respect to an Award of Performance Shares, if the minimum performance goals applicable to such Performance Shares have been achieved during the applicable Performance Period, then the Company shall pay to the Grantee of such Award that number of Shares equal to the product of:

(i)           the sum of (A) number of Performance Shares specified in the applicable Award Agreement and (B) the number of additional Shares that would have been issuable if such Performance Shares had been Shares outstanding throughout the Performance Period and the stock dividends, cash dividends (except as otherwise provided in the Award Agreement), and other property paid in respect of such Shares had been reinvested in additional Shares as of each dividend payment date, multiplied by

(ii)          the Performance Percentage achieved during such Performance Period.

The Committee may, in its discretion, determine that cash be paid in lieu of some or all of such Shares.  The amount of cash payable in lieu of a Share shall be determined by valuing such Share at its Fair Market Value on the business day immediately preceding the date such cash is to be paid.  Payments pursuant to this Section 8 shall be made as soon as administratively practical after the end of the applicable Performance Period.  Any Performance Shares with respect to which the performance goals shall not have been achieved by the end of the applicable Performance Period shall expire.

9.           Loans.  The Committee may in its discretion allow a Grantee to defer payment to the Company of all or any portion of (a) the Option Price of an option, (b) the purchase price of Restricted Shares, or (c) any taxes associated with the exercise, nonforfeitability of, or payment of benefits in connection with, an Award.  Any such payment deferral by the Company shall be on such terms and conditions as the Committee may determine, except that a Grantee shall not be entitled to defer the payment of such Option Price, purchase price, or any related taxes unless the Grantee (a) enters into a binding obligation to pay the deferred amount and (b) other than with respect to treasury shares, pays upon exercise of an option or grant of Restricted Shares, as applicable, an amount at least equal to the Minimum Consideration therefor.  If the Committee has permitted a payment deferral in accordance with this Section 9, then the Committee may require the immediate payment of such deferred amount upon the Grantee’s termination of employment or if the Grantee sells or otherwise transfers his or her Shares purchased pursuant to such deferral.  The Committee may at any time in its discretion forgive the repayment of any or all of the principal of, or interest on, any such deferred payment obligation.

10.           Notification under Section 83(b).  If the Grantee, in connection with the exercise of any option or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company, in writing, of such election within ten (10) days after filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.  The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described in this Section 10.

11.           Mandatory Tax Withholding.

(a)           Whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award or upon Restricted Shares becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require (i) that the Grantee remit an amount in cash, or in the Company’s discretion, Mature Shares or any other form of consideration, sufficient to satisfy all federal, state and local tax withholding requirements related thereto (“Required Withholding”), (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares due to the Grantee under the Plan, or (iii) any combination of the foregoing.

(b)           Any Grantee who makes a Disqualifying Disposition or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding, except that in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

(c)           Any surrender by a Section 16 Grantee of previously owned shares of Common Stock to satisfy tax withholding arising upon exercise of the Award must comply with the applicable provisions of Rule 16b-3(e) under the 1934 Act.

12.           Elective Share Withholding.  At the Company’s discretion, a Grantee may, with the prior consent of the Committee, elect the withholding by the Company of a portion of the Shares otherwise deliverable to such Grantee upon the exercise of an Award or upon Restricted Shares becoming nonforfeitable (each, a “Taxable Event”) having a Fair Market Value equal to the minimum amount necessary to satisfy the Required Withholding liability attributable to the Taxable Event.

13.           Termination of Employment.

(a)           For Cause.  Except as otherwise provided by the Committee in an Award Agreement, if a Grantee’s employment is terminated for Cause, (i) the Grantee’s Restricted Shares (and any SARs identified therewith) that are then forfeitable shall on the date of the Grantee’s termination of employment be forfeited on such date, subject to the provisions of Section 6(f)(iii) regarding repayment of certain amounts to the Grantee; and (ii) any unexercised option, SAR or Performance Share shall terminate effective immediately upon such termination of employment.

(b)           On Account of Death.  Except as otherwise provided by the Committee in the Award Agreement, if a Grantee’s employment terminates on account of death, then:

(i)           the Grantee’s Restricted Shares (and any SARs identified therewith) that are then forfeitable shall on the date of the Grantee’s termination of employment be forfeited on such date;

(ii)          any unexercised option or SAR, to the extent exercisable on the date of such termination of employment, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment (but only during the Option Term) after the death of the Grantee by (A) his or her personal representative or by the person to whom the option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, (B) the Grantee’s designated beneficiary, or (C) a Permitted Transferee; and

(iii)         any unexercised Performance Shares may be exercised in whole or in part, at any time within six (6) months after such termination of employment on account of the death of the Grantee, by (A) his or her personal representative or by the person to whom the Performance Shares are transferred by will or the applicable laws of descent and distribution, (B) the Grantee’s designated beneficiary, or (C) a Permitted Transferee, except that the benefit payable with respect to any Performance Shares for which the Performance Period has not ended as of the date of such termination of employment on account of death shall be equal to the product of Fair Market Value of such Performance Shares multiplied successively by each of the following:

(A)          a fraction, the numerator of which is the number of months (including as a whole month any partial month) that has elapsed since the beginning of such Performance Period until the date of such termination of employment and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and

(B)           a percentage determined in the discretion of the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such termination of employment would continue until the end of the Performance Period, or, if the Committee elects to compute the benefit after the end of the Performance Period, the Performance Percentage, as determined by the Committee, attained during the Performance Period for such Performance Shares.

(c)           On Account of Disability.  Except as otherwise provided by the Committee in the Award Agreement, if a Grantee’s employment terminates on account of Disability, then:

(i)           the Grantee’s Restricted Shares (and any SARs identified therewith) that are then forfeitable shall on the date of the Grantee’s termination of employment be forfeited on such date;

(ii)          any unexercised option or SAR, to the extent exercisable on the date of such termination of employment, may be exercised in whole or in part, within the first twelve (12) months after such termination of employment (but only during the Option Term) by the Grantee, or by (A) his or her personal representative or by the person to whom the option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, (B) the Grantee’s designated beneficiary, or (C) a Permitted Transferee; and

(iii)         any unexercised Performance Shares may be exercised in whole or in part, at any time within six (6) months after such termination of employment on account of Disability by the Grantee, or by (A) his personal representative or by the person to whom the Performance Shares are transferred by will or the applicable laws of descent and distribution, (B) the Grantee’s designated beneficiary, or (C) a Permitted Transferee, except that the benefit payable with respect to any Performance Shares for which the Performance Period has not ended as of the date of such termination of employment on account of Disability shall be equal to the product of the Fair Market Value of the Performance Shares multiplied successively by each of the following:

(A)          a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Performance Period until the date of such termination of employment and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and

(B)           a percentage determined in the discretion of the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such termination of employment would continue until the end of the Performance Period, or, if the Committee elects to compute the benefit after the end of the Performance Period, the Performance Percentage, as determined by the Committee, attained during the Performance Period for such Performance Shares.

(d)           Any Reason Other Than For Cause Or On Account of Death or Disability.  Except as otherwise provided by the Committee in the Award Agreement, if a Grantee’s employment terminates for any reason other than for Cause, or on account of death or Disability, then:

(i)           the Grantee’s Restricted Shares (and any SARs identified therewith), that are then forfeitable shall on the date of the Grantee’s termination of employment be forfeited on such date;

(ii)          any unexercised option or SAR (other than a SAR identified with a Restricted Share or Performance Share), to the extent exercisable immediately before the Grantee’s termination of employment, may be exercised in whole or in part, not later than three (3) months after such termination of employment (but only during the Option Term); and

(iii)         the Grantee’s Performance Shares (and any SARs identified therewith) shall terminate effective immediately upon such termination of employment.

14.           Substituted Awards.  If the Committee cancels any Award (whether granted under the Plan or any plan of any entity acquired by the Company or a Subsidiary), the Committee may, in its discretion, substitute a new Award therefor upon such terms and conditions consistent with the Plan as the Committee may determine, except that (a) the Option Price of any new option, and the Strike Price of any new SAR, shall not be less than one hundred percent (100%) (one hundred ten percent (110%) in the case of an incentive stock option granted to a Ten Percent Owner) of the Fair Market Value of a Share on the date of the grant of the new Award; and (b) the Grant Date of the new Award shall be the date on which such new Award is granted.

15           Securities Law Matters.

(a)           If the Committee deems necessary to comply with any applicable securities law, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for Shares.  If, based upon the advice of counsel to the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

(b)           Grants of options to Section 16 Grantees shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder for such grants to qualify for exemption from liability under Section 16(b) of the 1934 Act.

16.           No Employment Rights.  Neither the establishment of the Plan nor the grant of any Award shall (a) give any Grantee the right to remain employed by the Company or any Subsidiary or to any benefits not specifically provided by the Plan or (b) modify the right of the Company or any Subsidiary to modify, amend, or terminate the Plan or any other employee benefit plan or employment agreement.

17.           No Rights as a Shareholder.  A Grantee shall not have any rights as a shareholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of an Award until such Shares have been delivered to him or her.  Restricted Shares, whether held by a Grantee or in escrow by the Company, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or applicable Award Agreement.

18.           Nature of Payments.  Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

19.           Non-uniform Determinations.  The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated.  Without limiting the generality of the foregoing, the Committee shall be entitled to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, including, without limitation, vesting and manner of payment of purchase price upon exercise, and (c) the treatment of terminations of employment.

20.           Adjustments.  The Committee shall make equitable adjustment of:

(a)           the aggregate number of Shares available under the Plan for Awards and the aggregate number of Shares for which Awards may be granted to any individual Grantee in any calendar year pursuant to the second sentence of Section 2;

(b)           the number of Shares, SARs or Performance Shares covered by an Award; and

(c)           the Option Price of all outstanding options and the Strike Price of all outstanding SARs;

to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, spin-off, split-off, reorganization, rights offering, liquidation or similar event of or by the Company.

21.           Amendment of the Plan.  The Committee may from time to time, in its discretion, amend the Plan without the approval of the Company’s shareholders, except (a) as such shareholder approval may be required under the listing requirements of any securities exchange or national market system on which are listed the Company’s equity securities and (b) that the Committee may not without the approval of the Company’s shareholders amend the Plan to increase the total number of shares reserved for the purposes of the Plan (other than in accordance with Section 20).

22.           Termination of the Plan.  The Plan shall continue in effect until the earlier of its termination by the Committee or the date on which all of the shares of Common Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed.  However, all Awards shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Committee or the date the Plan is duly approved by the shareholders of the Company.  Notwithstanding the foregoing, if the maximum number of shares of Common Stock issuable pursuant to the Plan has been increased at any time, all Awards shall be granted, if at all, no later than the last day preceding the ten (10) year anniversary of the earlier of (a) the date on which the latest such increase in the maximum number of shares of Common Stock issuable under the Plan was approved by the shareholders of the Company or (b) the date such amendment was adopted by the Committee.  No termination shall affect any Award then outstanding under the Plan.

23.           No Illegal Transactions.  The Plan and all Awards granted pursuant to it are subject to all applicable laws and regulations.  Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under any Award, and the Company shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

24.           Constructive Sales.  The Grantee shall not directly or indirectly, through related parties or otherwise, “short” or “short against the box” (as those terms are generally understood in the securities markets), or otherwise directly or indirectly (through derivative instruments or otherwise) dispose of or hedge, any securities of the Company issuable upon exercise of such Grantee’s Award(s).

25.           Definitions.  The terms set forth below have the indicated meanings which are applicable to both the singular and plural forms thereof:

“Award” shall mean options, including ISOs, Restricted Shares, Compensatory Shares, SARs or Performance Shares granted under the Plan.

“Award Agreement” shall mean the written agreement by which an Award shall be evidenced.

“Board” shall mean the Board of Directors of the Company.

“Cause”, with respect to any employee or consultant of the Company shall have the meaning set forth in such person’s employment or consulting agreement or, in the absence of such an agreement or if such term is not defined in such agreement, shall mean any one or more of the following, as determined by the Committee (in the case of a Section 16 Grantee) or the Chief Executive Officer or President of the Company (in the case of any other Grantee):

(i)           a Grantee’s commission of a crime that is likely to result in injury to the Company or a Subsidiary;

(ii)          the material violation by the Grantee of written policies of the Company or a Subsidiary;

(iii)         the habitual neglect by the Grantee in the performance of his or her duties to the Company or a Subsidiary; or

(iv)           a Grantee’s willful misconduct or inaction in connection with his or her duties to the Company or a Subsidiary resulting in a material injury to the Company or a Subsidiary.

“Code” shall mean the Internal Revenue Code of 1986, as amended or superseded, and the regulations and rulings thereunder.  Reference to a particular section of the Code shall include references to successor provisions.

“Committee” shall mean the committee of the Board appointed pursuant to Section 3(a), or if not so appointed or unable to act or with reference to Awards to Independent Directors, shall mean the entire Board.

“Common Stock” shall mean the common stock, $0.10 par value per share, of the Company.

“Compensatory Shares” shall mean Shares that are awarded to a Grantee without cost and without restrictions either as a bonus, in lieu of cash compensation for services rendered to the Company or for any other compensatory purpose.

“Consultant” shall mean any person, including a Director, who is engaged by the Company or any Parent, Subsidiary or Affiliate thereof to render services to or for the benefit of the Company and is compensated for such services, including any member of the Advisory Board of the Company.

“Director” shall mean a member of the Board.

“Disability” shall mean a permanent and total disability, within the meaning of  Section 22(e)(3) of the Code.

“Effective Date” shall mean the date set forth in the first paragraph hereof.

“Eligible Person” shall mean any Employee, Consultant or Director of the Company or any Subsidiary, including any prospective Employee or Employee on an approved leave of absence or layoff, if such leave or layoff does not qualify as a Disability.

“Employee” shall mean any person treated as an employee (including officers and directors) in the records of the Company (or Subsidiary) and who is subject to the control and direction of the Company (or Subsidiary) with regard to both the work to be performed and the manner and method of performance.  The payment of a director’s fee by the Company (or Subsidiary) to a Director shall not be sufficient to constitute “employment” of the Director by the Company (or Subsidiary).

“Fair Market Value” per share of Common Stock on any relevant date shall mean such value as determined in accordance with the following provisions:

(i)           If the Common Stock is at that time listed on a national securities exchange, then the Fair Market Value shall mean the closing selling price per share of Common Stock on the exchange on which such Common Stock is principally traded on the relevant date or, if there were no sales on that date, the closing selling price of such Common Stock on the last preceding date on which there were sales.

(ii)          If the Common Stock is at that time traded on the Nasdaq Market®, Nasdaq Small Cap MarketSM or OTC Bulletin Board®, as the case may be, then the Fair Market Value shall mean the closing selling price per share of Common Stock on the relevant date, as the price is reported by the National Association of Securities Dealers on the Nasdaq Market®, Nasdaq Small Cap MarketSM or OTC Bulletin Board®, as the case may be, or any successor system.  If there is no closing selling price for the Common Stock on the relevant date, then the Fair Market Value shall mean the closing selling price on the last preceding date for which such quotation exists.

(iii)         If the Common Stock is neither listed on any national securities exchange nor traded on the Nasdaq Market®, Nasdaq Small Cap MarketSM or OTC Bulletin Board®, then the Fair Market Value shall mean that value determined by the Committee after taking into account such factors as the Committee shall in good faith deem appropriate.

“Grant Date” shall have the meaning specified in Section 6(a).

“Grantee” shall mean a person who has been granted an Award or any Permitted Transferee.

“ISO” shall mean an incentive stock option within the meaning of Section 422 of the Code.

“Immediate Family” shall mean, with respect to a particular Grantee, the Grantee’s spouse, children and grandchildren.

“Independent Director” shall mean a member of the Board who in not an Employee of the Company.

“Mature Shares” shall mean Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder has held for at least six (6) months.

“Minimum Consideration” shall mean par value per Share or such other amount that is from time to time considered to be minimum consideration under applicable law.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.  References to a particular section of the 1934 Act or rule thereunder, include references to successor provisions.

“Option Price” shall mean the per share exercise price of an option.

“Option Term” shall mean the period beginning on the Grant Date of an option and ending on the expiration date of such option, as specified in the Award Agreement for such option and as may, in the discretion of the Committee and consistent with the provisions of the Plan, be extended from time to time.

“Performance Shares” shall mean an Award to a Grantee pursuant to Section 6(e).

“Permitted Transferee” shall mean a person to whom an Award may be transferred or assigned in accordance with Section 7.

“Public Company” shall mean any entity issuing any class of equity securities that has been, or is required to be, registered under Section 12 of the 1934 Act.

“Restricted Shares” shall mean Shares that are subject to forfeiture if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to those Shares.

“Rule 16b-3” shall mean Rule 16b-3 of the SEC under the 1934 Act, as amended from time to time, together with any successor rule.

“SAR” shall mean a stock appreciation right.

“SEC” shall mean the Securities and Exchange Commission.

“Section 16 Grantee” shall mean a person who is subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

“Share” shall mean a share of Common Stock.

“Strike Price” shall have the meaning specified in Section 6(d)(ii).

“Subsidiary” shall mean a subsidiary corporation, as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition).

“Ten Percent Owner” shall mean a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than ten percent of the total combined Voting Power of all classes of capital stock of the Company or any Subsidiary.

“Voting Power” shall mean the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors.

26.           Controlling Law.  The law of the State of New York, except its law with respect to choice of law, shall control all matters relating to the Plan.

27.           Severability.  If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan.  Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will given effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.